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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration State-ment on Form S-4 and related Prospectus of Sequa Corporation for the exchange of its $100 mil-lion Series B 8 7/8% Senior Notes due 2008 and to the incorporation by reference therein of our report dated March 11, 2003, with respect to the consolidated financial statements of Sequa Cor-poration in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                        /s/Ernst & Young LLP
                                                        Ernst & Young LLP

New York, New York
August 6, 2003